AMENDMENT TO EMPLOYMENT AGREEMENT

This amendment to Employment Agreement is dated January 20, 2015.

WHEREAS, Victor H. Mena (“Employee”) and the Company entered into that certain Employment Agreement dated May 1, 2013 whereby Employee was employed as Vice President of Washington Operations of the Company effective May 1, 2013 (the “Employment Agreement”);

WHEREAS, as of the date hereof, Employee and the Company have agreed to execute this amendment to the Employment Agreement to accommodate the wishes of both parties as set forth below.

NOW, THEREFORE, in consideration of the mutual promises and covenants established in this amendment and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties mutually agree as follows:

1.	Section 2 of the Employment Agreement is hereby deleted and restated in its entirety as follows:

2.	Term. The term of the Agreement is for a period expiring on May 1, 2017.

2.	Section 4(a) of the Employment Agreement is hereby deleted and restated in its entirety as follows:

(a).	Salary. Employer shall pay Employee an annual salary in the amount of Two Hundred Fifteen Thousand Dollars ($215,000) payable in the same manner as Employer pays its other executive employees, less required state and federal withholdings (the “Annual Salary”).

IN WITNESS WHEREOF, intending to be legally bound, the parties hereto have executed this Amendment as of the date first written above.

EMPLOYEE	NEVADA GOLD & CASINOS, INC.

______________________________	By:____________________________
Victor H. Mena	Michael P. Shaunnessy